UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) August 10, 2006
Delphi Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14787	38-3430473

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

5725 Delphi Drive, Troy, MI	48098

(Address of Principal Executive Offices)	(Zip Code)
(248) 813-2000
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE
On November 21, 2005, Delphi Corporation (“Delphi”) entered into an Amended and Restated Revolving Credit, Term Loan and Guaranty Agreement (the “Amended DIP Credit Facility”) to borrow up to $2.0 billion from a syndicate of lenders. Delphi has previously entered into four amendments to the Amended DIP Credit Facility. For more information regarding the Amended DIP Credit Facility, its four previous amendments, and the related approvals granted by the United States (“U.S.”) Bankruptcy Court for the Southern District of New York under chapter 11 of the U.S. Bankruptcy Code, see Delphi’s previous Current Reports on Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) on November 22, 2005, February 8, 2006, April 18, 2006, and June 20, 2006.
As indicated in Delphi’s Notification of Late Filing on Form 12b-25 filed on August 10, 2006 with the SEC, Delphi entered into the Fifth Amendment to the Amended and Restated Credit Agreement (the “Fifth Amendment”). The Fifth Amendment provides Delphi with additional time to deliver the quarterly financial statements for the periods ended March 31, 2006 and June 30, 2006. Specifically, the unaudited quarterly financial statements for the periods ended March 31, 2006 and June 30, 2006 are due no later than 60 days after the date on which the audited financial statements for the year ended December 31, 2005 (“2005 Financial Statements”) were delivered. The 2005 Financial Statements were delivered on July 11, 2006.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELPHI CORPORATION (Registrant)
Date: August 11, 2006	By:	/s/ JOHN D. SHEEHAN
(John D. Sheehan,
Vice President and Chief Restructuring Officer, Chief Accounting Officer)

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